Exhibit 99.1

Annexon Announces Pricing of $125 Million Underwritten Public Offering

BRISBANE, Calif., June 5, 2024 — Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company advancing a late-stage clinical platform of novel therapies for people living with devastating classical complement-mediated neuroinflammatory diseases of the body, brain, and eye, today announced the pricing of its previously announced underwritten public offering of 13,001,120 shares of its common stock at a price to the public of $6.25 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase 7,000,000 shares of common stock at a purchase price of $6.249 per share, which equals the public offering price per share of the common stock less the $0.001 exercise price per share of each pre-funded warrant.

The total gross proceeds to Annexon are expected to be $125.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Annexon. The offering is expected to close on June 7, 2024, subject to the satisfaction of customary closing conditions. In addition, Annexon has granted the underwriters a 30-day option to purchase up to an additional 3,000,168 shares of common stock.

J.P. Morgan, Jefferies, TD Cowen, BofA Securities and Wells Fargo Securities are acting as joint book-running managers for the offering.

The shares are being offered by Annexon pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on April 1, 2024. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846, or by email at TD.ECM_Prospectus@tdsecurities.com; or BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at 800-645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is a biopharmaceutical company advancing a late-stage clinical platform of novel therapies for people living with devastating classical complement-mediated neuroinflammatory diseases of the body, brain, and eye. Annexon’s novel scientific approach targets upstream C1q to block the classical complement inflammatory cascade before it starts, and its therapeutic candidates are designed to provide meaningful benefits across multiple autoimmune, neurodegenerative and ophthalmic diseases. With proof-of concept data in Guillain-Barré syndrome, Huntington’s disease and geographic atrophy, Annexon is rigorously advancing its mid-to late-stage clinical trials to bring new potential treatments to patients as quickly as possible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the expected gross proceeds from the offering and the closing date of the offering. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to, among other things, market conditions and the satisfaction of customary closing conditions related to the public offering. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Sheryl Seapy

Real Chemistry

949-903-4750

sseapy@realchemistry.com